UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2006 (December 18, 2006)

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04 TEMPOARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

On or about December 18, 2006, WesBanco, Inc. (“WesBanco”) and the partipcants in the WesBanco, Inc. KSOP Plan (“Plan”) received notification that two investment funds were being removed from the Plan and replaced by two alternative investment funds effective January 24, 2007. As a result of this change, the Plan will enter a blackout period beginning at 4:00 PM on January 16, 2007 Eastern Time continuing through January 23, 2007. During this blackout period, Plan participants will be unable to access their accounts, including being unable to direct or diversify their investments, change their contribution rate, obtain a loan, or obtain a hardship withdrawal or distribution from the Plan.

As required under Section 306(a) (1) of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR, on December 22, 2006, WesBanco sent a notice (“Notice”) to its directors and executive officers informing them of the Plan changes scheduled to take effect on January 24, 2007 and the related blackout period. A copy of the Notice is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

d)	Exhibits - 99.1 - Form of Notice sent to Directors and Executive Officers of WesBanco, Inc., dated December 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: December 22, 2006	/s/ Paul M. Limbert
Paul M. Limbert
President and Chief Executive Officer